As filed with the Securities and Exchange Commission on June 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U-STORE-IT TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1024732
(State or Other Jurisdiction	(I.R.S. Employer Identification Number)
of Incorporation or Operation)

460 East Swedesford Road
Wayne, Pennsylvania 19087

 (Address of Principal Executive Offices, including Zip Code)

Amended and Restated U-Store-It Trust 2007 Equity Incentive Plan

(Full Title of the Plan)

Jeffrey P. Foster, Esq.

Vice President, Chief Legal Officer
U-Store-It Trust
460 East Swedesford Road
Wayne, Pennsylvania 19087

(610) 293-5700

(Name, Address And Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Shares of Beneficial Interests, par value $.01 per share	4,600,000	$7.74	$35,604,000	$2,538.57

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional Common Shares as may be offered or issued as a result of the anti-dilution provisions of the U-Store-It Trust Amended and Restated 2007 Equity Incentive Plan.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Shares as reported on the New York Stock Exchange on June 11, 2010.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the contents of U-Store-It Trust’s Registration Statement on Form S-8 (No. 333-143124) (the “Prior Registration Statement”) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required to be set forth herein which is not contained herein or in the Exhibits hereto is contained in the Prior Registration Statement.

Item 3.            Incorporation of Documents by Reference.

The following documents that we filed with the SEC are incorporated by reference into this Registration Statement:

•                                          our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 1, 2010;

•                                          our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 7, 2010;

•                                          our Current Report on Form 8-K filed with the SEC on February 24, 2010;

•                                          our Current Report on Form 8-K filed with the SEC on March 31, 2010;

•                                          our Current Report on Form 8-K filed with the SEC on May 14, 2010;

•                                          our Current Report on Form 8-K filed with the SEC on June 4, 2010; and

•                                          the description of our common shares contained in our Registration Statement on Form S-11 (File No. 333-117848), as incorporated by reference into our Registration Statement on Form 8-A filed with the SEC on October 19, 2004, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.            Interests of Named Experts and Counsel.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 18, 2010.

U-STORE-IT TRUST

By:	/s/ Dean Jernigan
Dean Jernigan
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Dean Jerigan, Timothy M. Martin and Jeffrey P. Foster as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)	Date

/s/ William M. Diefenderfer III	Chairman of the Board of Trustees	June 18, 2010
William M. Diefenderfer III

/s/ Dean Jernigan	Chief Executive Officer and Trustee	June 18, 2010
Dean Jernigan	(Principal Executive Officer)

/s/ Timothy M. Martin	Chief Financial Officer	June 18, 2010
Timothy M. Martin	(Principal Financial and Accounting Officer)

/s/ Piero Bussani	Trustee	June 18, 2010
Piero Bussani

/s/ Harold S. Haller	Trustee	June 18, 2010
Harold S. Haller

/s/ Daniel B. Hurwitz	Trustee	June 18, 2010
Daniel B. Hurwitz

/s/ Marianne M. Keler	Trustee	June 18, 2010
Marianne M. Keler

/s/ David J. LaRue	Trustee	June 18, 2010
David J. LaRue

/s/ John R. Remondi	Trustee	June 18, 2010
John R. Remondi

EXHIBIT INDEX

Exhibit Number	Description

4.1	U-Store-It Trust Amended and Restated 2007 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 4, 2010

4.2	Articles of Amendment and Restatement of Declaration of Trust of U-Store-It Trust, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on November 2, 2004

4.3

Second Amended and Restated Bylaws of U-Store-It Trust, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 10, 2008

4.4	Form of Common Share Certificate, incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on October 20, 2004, File No. 333-117848

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)